UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2008

AECOM TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700 Los Angeles, California 90071 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code (213) 593-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2008, AECOM Technology Corporation ( “AECOM”) entered into a Purchase Agreement (the “Purchase Agreement”) to acquire substantially all of Earth Tech, Inc. (“Earth Tech”), a business unit  of Tyco International Ltd. (“Tyco”), for approximately $510 million in cash.  Earth Tech provides consulting, engineering, and design, build and operate (“DBO”) services to water/wastewater, environmental, transportation, and facilities clients globally.

In connection with the transaction contemplated by the Purchase Agreement, AECOM will replace Tyco International Finance S.A. (“Seller”) on existing parent company guaranties and third party support instruments, such as surety bonds and bank letters of credit, in respect of certain Earth Tech client projects.

After the closing of the Purchase Agreement, AECOM plans to divest certain portions of the Earth Tech business that are not in the consulting, engineering and DBO services areas, and do not otherwise align with AECOM’s core business and strategic objectives, but no assurance can be given with respect to the amount, timing and terms of such divestitures.  Certain portions of the Earth Tech business operated by Tyco are not being acquired by AECOM as part of this transaction.

The obligations of AECOM and Seller to complete the transactions contemplated by the Purchase Agreement are subject to certain customary closing conditions, including the following: (1) the expiration of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of applicable non-U.S. antitrust approvals; (2) accuracy in all material respects of each party’s representations and warranties; (3) material compliance by each party with its obligations and covenants under the Agreement; and (4) the absence of any injunction, decree or order issued by a governmental entity prohibiting the completion of the transaction.

The foregoing description of the Purchase Agreement is qualified in its entirety by the actual terms of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about AECOM, Tyco, Earth Tech or Seller or their respective businesses or operations.  The assertions embodied in representations and warranties contained in the Purchase Agreement were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Purchase Agreement.  Moreover, certain representations, warranties and covenants in the Purchase Agreement were used for the purpose of allocating risk among the parties thereto rather than establishing matters as facts. Accordingly, you should not rely on the representations, warranties and covenants in the Purchase Agreement as characterizations of the actual state of facts about AECOM, Tyco, Earth Tech or Seller or their respective businesses or operations.

AECOM issued a press release on February 12, 2008, announcing the execution of the Purchase Agreement. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
	2.1	Purchase Agreement, dated as of February 11, 2008, by and among AECOM Technology Corporation, Tyco International Finance S.A. and certain other seller parties thereto*
	99.1	Press Release, dated February 12, 2008, entitled “AECOM to Acquire Earth Tech from Tyco.”

*     Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. AECOM undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, AECOM has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: February 12, 2008	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit
2.1	Purchase Agreement, dated as of February 11, 2008, by and among AECOM Technology Corporation, Tyco International Finance S.A. and certain other seller parties thereto*
99.1	Press Release, dated February 12, 2008, entitled “AECOM to Acquire Earth Tech from Tyco.”

*              Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. AECOM undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.